UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 15, 2010

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Blue Dolphin Energy Company (“Blue Dolphin”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2010.  At the Annual Meeting, stockholders considered and voted upon three proposals.  The proposals, number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, are set forth below.

Proposal (1)	Elect five (5) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal;

	Votes
	For	Withheld	Broker Non-Votes

Laurence N. Benz	1,177,556	414,231	6,564,137
John N. Goodpasture	1,377,194	214,593	6,564,137
Harris A. Kaffie	1,374,536	217,251	6,564,137
Erik Ostbye	1,177,208	414,579	6,564,137
Ivar Siem	1,259,158	332,629	6,564,137

Proposal (2)	Ratify the selection of UHY LLP (“UHY”) as Blue Dolphin’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

Votes
For	Against	Abstain	Broker Non-Votes

4,162,556	548,717	117,735	3,326,916

Proposal (3)
Approve a Certificate of Amendment to Blue Dolphin’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of Blue Dolphin’s issued and outstanding common stock, par value $0.01 per share, at a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10), at the discretion of Blue Dolphin’s Board of Directors (the “Board”) at any time prior to September 1, 2010.

Votes
For	Against	Abstain	Broker Non-Votes

3,645,829	1,144,991	39,090	3,326,014

For Proposal (1), all director nominees were elected to the Board.  For Proposals (2) and (3), both matters passed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           June 15, 2010
Blue Dolphin Energy Company

/s/ THOMAS W HEATH
Thomas W. Heath
President